BILL OF SALE

     Know all men by these presents that X-TREEM PRODUCTS CORPORATION, a Delaware corporation ("Seller"), for and in consideration of the Option Price, as defined in the License Agreement dated December 1, 1998, by and between Seller and PERRY'S MAJESTIC BEER, INC., a Delaware corporation having its primary place of business at 100 Plaza Drive, Second Floor, Secaucus, New Jersey 07094 ("Purchaser"), the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, transfer, assign and deliver unto Purchaser, its successors and assigns, all right, title and interest of Seller in and to certain general intangibles, as follows:

     Seller's general intangibles of any kind or nature whatsoever related to the mark "McCoy's", and the formulae, label and bottle designs and other packaging, and research and development related thereto, including but not limited to all names, insignias, labels, logos, commercial symbols, slogans and other identification schemes, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, customer or supplier lists, manuals, operating instructions, permits and franchises, and/or applications that may be controlled from time to time by the Seller for use in association with the mark "McCoy's", including but not limited to the following marks:

                        McCOY'S, serial number 75/316,497

     IN WITNESS HEREOF, Seller has executed this Bill of Sale this 23rd day of December, 1998.

                                    X-TREEM PRODUCTS CORPORATION

                                    By:    /s/ Anne P. Hovis
                                           ----------------------------------
                                    Title:  Executive Vice President and
                                             Assistant General Counsel

ATTEST:


/s/ James B. Hovis, President
-----------------------------